CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2009, relating to the financial statements of Executive English Institute, Inc. for the period ended February 28, 2009, which appears in such Registration Statement.

/s/ The Blackwing Group LLC
Independence, Missouri
March 29, 2009